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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Yurie Systems, Inc. on Form S-1 of our report dated March 7, 1997 appearing in the Prospectus, which is part of the Registration Statement, and the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Washington, D.C.
September 23, 1997